Exhibit 99.1
SentinelOne Announces First Quarter Fiscal Year 2023 Financial Results
Revenue increased 109% year-over-year
ARR up 110% year-over-year

MOUNTAIN VIEW, Calif. - June 1, 2022 - SentinelOne, Inc. (NYSE: S) today announced financial results for the first quarter of fiscal year 2023 ended April 30, 2022.
“Our Q1 results demonstrate the combination of a robust demand environment for our leading cybersecurity platform and impressive execution across the board. We once again sustained triple-digit growth with significant margin expansion, added a record number of new customers, and exited the quarter with an extremely strong pipeline,” said Tomer Weingarten, CEO of SentinelOne. “We’re raising our revenue guidance to nearly triple-digit growth again this fiscal year, which now includes our acquisition of Attivo Networks.”
“Our platform unit economics and highly efficient business model uniquely position us to pair hyper growth with meaningful margin expansion and our first quarter results clearly demonstrate this success,” said Dave Bernhardt, CFO of SentinelOne. “I’m most proud of our record gross margins, which expanded double digits year-over-year. This really showcases the strong combination of our expanding product portfolio, data-enabled efficiencies, and operational excellence across SentinelOne.”
Letter to Shareholders
We have also published a letter to shareholders on the Investor Relations section of our website at investors.sentinelone.com. The letter provides further discussion of our results for the first quarter of fiscal year 2023 as well as our full fiscal year 2023 financial outlook.
First Quarter Fiscal 2023 Highlights
(All metrics are compared to the first quarter of fiscal year 2022 unless otherwise noted)

•Total revenue increased 109% to $78.3 million, compared to $37.4 million.

•Annualized recurring revenue (ARR) increased 110% to $339.0 million as of April 30, 2022.

•Total customer count grew over 55% to over 7,450 customers as of April 30, 2022. Customers with ARR over $100K grew 113% to 591 as of April 30, 2022. Dollar-based net revenue retention rate was a record 131%.

•Gross margin: GAAP gross margin was 65%, compared to 51%. Non-GAAP gross margin was 68%, compared to 53%.

•Operating margin: GAAP operating margin was (115)%, compared to (165)%. Non-GAAP operating margin was (73)%, compared to (127)%.

•Cash, cash equivalents and short-term investments were $1.6 billion as of April 30, 2022.

Financial Outlook
We are providing the following guidance for the second quarter of fiscal year 2023, ending July 31, 2022, and for our full fiscal year 2023, ending January 31, 2023, which now includes the expected results of the Attivo Networks, Inc. acquisition completed on May 3, 2022:

	Q2 FY23 Guidance	Full FY2023 Guidance
Revenue	$95-96 million	$403-407 million
Non-GAAP gross margin	68-69%	69-70%
Non-GAAP operating margin	(75)-(73)%	(60)-(55)%
These statements are forward-looking and actual results may differ materially as a result of many factors. Refer to the Forward-looking statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Guidance for non-GAAP financial measures excludes stock-based compensation, employer payroll tax on employee stock transactions, and amortization expense of acquired intangible assets. We have not provided the most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. Accordingly, a reconciliation of non-GAAP gross margin and non-GAAP operating margin is not available without unreasonable effort.
Webcast information
We will host a live audio webcast for analysts and investors to discuss our earnings results for the first quarter of fiscal year 2023 and outlook for the second quarter of fiscal year 2023 and our full fiscal year 2023 today, June 1, 2022, at 2:00 p.m. Pacific time (5:00 p.m. Eastern time). The live webcast and a recording of the event will be available on the Investor Relations section of our website at investors.sentinelone.com.

We have used, and intend to continue to use, the Investor Relations section of our website at investors.sentinelone.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Forward-looking statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve risks and uncertainties, including statements regarding our future growth, and future financial and operating performance, including our financial outlook for the second quarter of fiscal year 2023 and our full fiscal year 2023, including non-GAAP gross profit and non-GAAP operating margin, our impact of the acquisition of Attivo Networks, Inc. (“Attivo”) on our business and financial results; statements regarding total addressable market, business strategy, acquisitions and strategic investments, the COVID-19 pandemic, our reputation and performance in the market, general market trends, and our objectives are forward-looking statements. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negative of these terms and similar expressions are intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words.

There are a significant number of factors that could cause our actual results to differ materially from statements made in this press release, including: our limited operating history; our history of losses; intense competition in the market we compete in; fluctuations in our operating results; network or security incidents against us; our ability to successfully integrate acquisitions and strategic investments; defects, errors or vulnerabilities in our platform; risks associated with managing our rapid growth; the continuing impact of the COVID-19 pandemic on our and our customers’ business; our ability to attract new and retain existing customers, or renew and expand our relationships with them; the ability of our platform to effectively interoperate within our customers IT infrastructure; disruptions or other business interruptions that affect the availability of our platform; the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products, subscriptions and support offerings; rapidly evolving technological developments in the market for security products and subscription and support offerings; length of sales cycles; risks of securities class action litigation; general market, political, economic, and business conditions, including those related to the continuing impact of COVID-19 and geopolitical uncertainty. .

Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in our filings and reports with the Securities and Exchange Commission (“SEC”), including our most recently filed Annual Report on Form 10-K, dated April 7, 2022, subsequent Quarterly Reports on Form 10-Q and other filings and reports that we may file from time to time with the SEC, copies of which are available on our website at investors.sentinelone.com and on the SEC’s website at www.sec.gov.

You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date of this press release or to reflect new information or the occurrence of unexpected events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.
Non-GAAP Financial Measures
In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, with the financial information presented in accordance with GAAP, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.

Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. In addition, the utility of free cash flow as a measure of our liquidity is limited as it does not represent the total increase or decrease in our cash balance for a given period.

Reconciliations between non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP are contained below. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

As presented in the “Reconciliation of GAAP to Non-GAAP Financial Information” table below, each of the non-GAAP financial measures excludes one or more of the following items:

Stock-based compensation expense

Stock-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond our control. As a result, management excludes this item from our internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation expense provide investors with a basis to measure our core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.
Employer payroll tax on employee stock transactions
Employer payroll tax expense related to employee stock transactions are tied to the vesting or exercise of underlying equity awards and the price of our common stock at the time of vesting, which varies in amount from period to period and is dependent on market forces that are often beyond our control. As a result, management excludes this item from our internal operating forecasts and models. Management believes that non-GAAP measures adjusted for employer payroll taxes on employee stock transactions provide investors with a basis to measure our core performance against the performance of other companies without the variability created by employer payroll taxes on employee stock transactions as a result of the stock price at the time of employee exercise.
Amortization of acquired intangible assets
Amortization of acquired intangible assets expense are tied to the intangible assets that were acquired in conjunction with acquisitions, which results in non‑cash expenses that may not otherwise have been incurred. Management excludes the expense associated with intangible assets from non-GAAP measures to allow for a more accurate assessment of our ongoing operations and provides investors with a better comparison of period-over-period operating results.
Non-GAAP Cost of Revenue, Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Loss from Operations, Non-GAAP Operating Margin, Non-GAAP Net Loss and Non-GAAP Net Loss Per Share
We define these non-GAAP financial measures as their respective GAAP measures, excluding the expenses referenced above. We use these non-GAAP financial measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance.
Free Cash Flow
We define free cash flow as cash used in operating activities less purchases of property and equipment and capitalized internal-use software costs. We believe free cash flow is a useful indicator of liquidity that provides our management, board of directors, and investors with information about our future ability to generate or use cash to enhance the strength of our balance sheet and further invest in our business and pursue potential strategic initiatives.
Key Business Metrics
We monitor the following key metrics to help us evaluate our business, identify trends affecting our business, formulate business plans, and make strategic decisions.
Annualized Recurring Revenue
We believe that ARR is a key operating metric to measure our business because it is driven by our ability to acquire new subscription customers and to maintain and expand our relationship with existing subscription customers. ARR represents the annualized revenue run rate of our subscription contracts at the end of a reporting period, assuming contracts are renewed on their existing terms for customers that are under subscription contracts with us.

Customers with ARR of $100,000 or More
We believe that our ability to increase the number of customers with ARR of $100,000 or more is an indicator of our market penetration and strategic demand for our platform. We define a customer as an entity that has an active subscription for access to our platform. We count MSPs, MSSPs, MDRs, and OEMs, who may purchase our products on behalf of multiple companies, as a single customer. We do not count our reseller or distributor channel partners as customers.
Dollar-Based Net Retention Rate
We believe that our ability to retain and expand our revenue generated from our existing customers is an indicator of the long-term value of our customer relationships and our potential future business opportunities. Dollar-based net retention rate measures the percentage change in our ARR derived from our customer base at a point in time. To calculate these metrics, we first determine Prior Period ARR, which is ARR from the population of our customers as of 12 months prior to the end of a particular reporting period. We calculate Net Retention ARR as the total ARR at the end of a particular reporting period from the set of customers that is used to determine Prior Period ARR. Net Retention ARR includes any expansion, and is net of contraction and attrition associated with that set of customers. NRR is the quotient obtained by dividing Net Retention ARR by Prior Period ARR.

Source String: SentinelOne
Category: Investors

Contact

Investor relations:
Doug Clark
E: investors@sentinelone.com

Press:
Jake Schuster
fama PR for SentinelOne
P: 617-986-5000
E: S1@famapr.com

SENTINELONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	April 30,	January 31,
	2022	2022
Assets
Current assets:
Cash and cash equivalents	$766,101	$1,669,304
Short-term investments	851,418	374
Accounts receivable, net	86,871	101,491
Deferred contract acquisition costs, current	26,261	27,546
Prepaid expenses and other current assets	24,849	18,939
Total current assets	1,755,500	1,817,654
Property and equipment, net	29,083	24,918
Operating lease right-of-use assets	25,731	23,884
Deferred contract acquisition costs, non-current	43,679	41,022
Intangible assets, net	15,130	15,807
Goodwill	108,193	108,193
Other assets	11,132	10,703
Total assets	$1,988,448	$2,042,181
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,925	$9,944
Accrued liabilities	23,820	22,657
Accrued payroll and benefits	39,654	61,150
Operating lease liabilities, current	2,925	4,613
Deferred revenue, current	196,385	182,957
Total current liabilities	276,709	281,321
Deferred revenue, non-current	79,259	79,062
Operating lease liabilities, non-current	27,199	24,467
Other liabilities	8,039	6,543
Total liabilities	391,206	391,393
Stockholders’ equity:
Preferred stock	—	—
Class A common stock	19	16
Class B common stock	8	11
Additional paid-in capital	2,309,505	2,271,980
Accumulated other comprehensive income (loss)	(783)	454
Accumulated deficit	(711,507)	(621,673)
Total stockholders’ equity	1,597,242	1,650,788
Total liabilities and stockholders’ equity	$1,988,448	$2,042,181

SENTINELONE, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share data) (unaudited)

	Three Months Ended April 30,
	2022	2021
Revenue	$78,255	$37,395
Cost of revenue(1)	27,139	18,283
Gross profit	51,116	19,112
Operating expenses:
Research and development(1)	45,881	27,820
Sales and marketing(1)	60,641	36,180
General and administrative(1)	34,890	16,724
Total operating expenses	141,412	80,724
Loss from operations	(90,296)	(61,612)
Interest income	1,087	23
Interest expense	(5)	(303)
Other income (expense), net	(291)	(593)
Loss before provision for income taxes	(89,505)	(62,485)
Provision for income taxes	329	149
Net loss	$(89,834)	$(62,634)

Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.33)	$(1.37)

Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	269,594,565	45,725,703

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$1,848	$383
Research and development	10,463	7,139
Sales and marketing	7,096	2,047
General and administrative	12,223	3,868
Total stock-based compensation expense	$31,630	$13,437

SENTINELONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2022	2021
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(89,834)	$(62,634)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,102	1,659
Amortization of deferred contract acquisition costs	7,975	4,375
Non-cash operating lease costs	682	766
Stock-based compensation expense	31,630	13,437
Other	288	(672)
Changes in operating assets and liabilities, net of effects of acquisition
Accounts receivable	14,779	6,317
Prepaid expenses and other assets	(5,208)	257
Deferred contract acquisition costs	(9,347)	(5,472)
Accounts payable	5,079	(2,211)
Accrued liabilities	190	2,724
Accrued payroll and benefits	(21,478)	1,291
Operating lease liabilities	(1,330)	(717)
Deferred revenue	13,626	9,702
Other liabilities	1,495	380
Net cash used in operating activities	(49,351)	(30,798)
CASH FLOW FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2,808)	(780)
Purchases of intangible assets	(152)	—
Capitalization of internal-use software	(2,574)	(1,013)
Purchases of investments	(852,991)	—
Cash paid for acquisition, net of cash and restricted cash acquired	—	(3,449)
Net cash used in investing activities	(858,525)	(5,242)
CASH FLOW FROM FINANCING ACTIVITIES:
Payments of deferred offering costs	(186)	(1,826)
Proceeds from exercise of stock options	5,090	3,743
Net cash provided by financing activities	4,904	1,917
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	—	1,289
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(902,972)	(32,834)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH–Beginning of period	1,672,051	399,112
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH–End of period	$769,079	$366,278

SENTINELONE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended April 30,
	2022	2021
Cost of revenue reconciliation:
GAAP cost of revenue	$27,139	$18,283
Stock-based compensation expense	(1,848)	(383)
Employer payroll tax on employee stock transactions	(1)	—
Amortization of acquired intangible assets	(540)	(491)
Non-GAAP cost of revenue	$24,750	$17,409

Gross profit reconciliation:
GAAP gross profit	$51,116	$19,112
Stock-based compensation expense	1,848	383
Employer payroll tax on employee stock transactions	1	—
Amortization of acquired intangible assets	540	491
Non-GAAP gross profit	$53,505	$19,986

Gross margin reconciliation:
GAAP gross margin	65%	51%
Stock-based compensation expense	2%	1%
Employer payroll tax on employee stock transactions	—%	—%
Amortization of acquired intangible assets	1%	1%
Non-GAAP gross margin*	68%	53%

Research and development expense reconciliation:
GAAP research and development expense	$45,881	$27,820
Stock-based compensation expense	(10,463)	(7,139)
Employer payroll tax on employee stock transactions	(38)	—
Non-GAAP research and development expense	$35,380	$20,681

Sales and marketing expense reconciliation:
GAAP sales and marketing expense	$60,641	$36,180
Stock-based compensation expense	(7,096)	(2,047)
Employer payroll tax on employee stock transactions	(153)	—
Amortization of acquired intangible assets	(183)	(166)
Non-GAAP sales and marketing expense	$53,209	$33,967

General and administrative expense reconciliation:
GAAP general and administrative expense	$34,890	$16,724
Stock-based compensation expense	(12,223)	(3,868)
Employer payroll tax on employee stock transactions	(290)	—
Amortization of acquired intangible assets	(18)	(17)
Non-GAAP general and administrative expense	$22,359	$12,839

SENTINELONE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (CONTINUED)
(in thousands, except percentages and per share data)
(unaudited)

Operating loss reconciliation:
GAAP operating loss	$(90,296)	$(61,612)
Stock-based compensation	31,630	13,437
Employer payroll tax on employee stock transactions	482	—
Amortization of acquired intangible assets	741	674
Non-GAAP operating loss	$(57,443)	$(47,501)

Operating margin reconciliation:
GAAP operating margin	(115)%	(165)%
Stock-based compensation	40%	36%
Employer payroll tax on employee stock transactions	1%	—%
Amortization of acquired intangible assets	1%	2%
Non-GAAP operating margin*	(73)%	(127)%

Net loss reconciliation:
GAAP net loss	$(89,834)	$(62,634)
Stock-based compensation	31,630	13,437
Employer payroll tax on employee stock transactions	482	—
Amortization of acquired intangible assets	741	674
Non-GAAP net loss	$(56,981)	$(48,523)

Basic and diluted EPS reconciliation:
GAAP net loss per share, basic and diluted	$(0.33)	$(1.37)
Stock-based compensation	0.12	0.29
Employer payroll tax on employee stock transactions	—	—
Amortization of acquired intangible assets	—	0.01
Non-GAAP net loss per share, basic and diluted*	$(0.21)	$(1.06)

* Certain figures may not sum due to rounding.

SENTINELONE, INC.
SELECTED CASH FLOW INFORMATION
(in thousands)
(unaudited)

Reconciliation of cash used in operating activities to free cash flow

	Three Months Ended April 30,
	2022	2021
GAAP net cash used in operating activities	$(49,351)	$(30,798)
Less: Purchases of property and equipment	(2,808)	(780)
Less: Capitalized internal-use software	(2,574)	(1,013)
Free cash flow	$(54,733)	$(32,591)

Net cash used in investing activities	$(858,525)	$(5,242)

Net cash provided by financing activities	$4,904	$1,917